Exhibit 5.1

1250 24th Street NW, Suite 700 Washington, DC 20037 T (202) 349-8000

September 14, 2018

Board of Directors

FVCBankcorp, Inc.

11325 Random Hills Road, Suite 240

Fairfax, Virginia 22030

RE:                                     FVCBankcorp, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to FVCBankcorp, Inc. (the “Company”) with respect to the Company’s Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the issuance of up to 880,708 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in connection with the proposed merger (the “Merger”) of Colombo Bank (“Colombo”) with and into the Company’s wholly owned subsidiary, FVCbank, pursuant to the Agreement and Plan of Merger, dated as of May 3, 2018, by and among the Company, FVCbank and Colombo (the “Agreement”).

In rendering this opinion, we have limited our examination to the legal and factual matters we have deemed advisable, including examination of the Agreement, the Registration Statement in the form filed with the Commission, the Company’s Articles of Incorporation and bylaws, each as amended to date; and such other corporate documents, records, information and certificates of the Company, certificates of public officials or government authorities and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  As to certain facts material to our opinions, we have relied upon statements, certificates or representations of officers and other representatives of the Company. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.  We have assumed the due authorization of such documents by all parties other than the Company and any subsidiary of the Company which is wholly owned (directly or indirectly) by the Company, the taking of all requisite action respecting such documents, the due execution and delivery of such documents by each other party, the legal capacity of all natural persons, and that all agreements are the valid and binding agreements of all parties to such agreements other than the Company and such wholly owned subsidiaries, enforceable against such other parties in accordance with the terms thereof.

Based upon such examinations, and assuming (i) that the conditions to closing the Merger are satisfied or waived including, without limitation, that the requisite vote of Colombo shareholders regarding the approval of the Agreement is obtained, (ii) the receipt of required regulatory approvals, (iii) the proper filing of Articles of Merger with the Maryland Department of Assessments and Taxation and the Virginia State Corporation Commission, and (iv) that the Registration Statement has been declared effective by the Commission, and subject to the other limitations, qualifications and assumptions contained herein, we are of the opinion that, when issued by the Company and delivered against receipt of shares of Colombo common stock in the manner contemplated by the Registration Statement and in accordance the provisions of the Agreement, the Shares will be validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

The opinions expressed herein are rendered as of the date hereof, are limited to the corporate laws of the Commonwealth of Virginia, and we express no opinion on the laws of any other jurisdiction.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our Firm contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

Sincerely,

/s/ Buckley Sandler LLP